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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-1 of our report dated June 12, 2000 relating to the consolidated financial statements of OmniSky Corporation, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

San Jose, California

June 16, 2000